Exhibit 99.1

August 14, 2024

FOR IMMEDIATE RELEASE

SB Financial Group and Marblehead Bancorp Announce Agreement to Merge

State Bank and Trust Company expands footprint to Ottawa County, Ohio

Defiance, Ohio and Marblehead, Ohio, August 14, 2024 – SB Financial Group, Inc. (NASDAQ: SBFG) (“SB Financial”), parent company of The State Bank and Trust Company (“State Bank”), and Marblehead Bancorp (“Marblehead”), parent company of The Marblehead Bank (“Marblehead Bank”), today jointly announced entry into a definitive agreement pursuant to which Marblehead will be combined with SB Financial and Marblehead Bank will merge with and into State Bank. The merger agreement was unanimously approved by the Boards of Directors of both bank holding companies and their subsidiary banks.

Under the terms of the merger agreement, shareholders of Marblehead Bancorp will receive $196.31 in cash in exchange for each share of Marblehead Bancorp common stock for a transaction valued in aggregate at approximately $5.0 million.

When finalized, the merger will add two full-service branches and one limited-service branch to State Bank’s branch footprint, strengthening State Bank’s position in the Northwest Ohio region and expanding State Bank’s presence into the Marblehead, Ohio and Ottawa County, Ohio communities. The merger with Marblehead Bancorp aligns with SB Financial’s strategic goal of investing where it can best serve its customers, and these new communities are part of that commitment.

“We’re very excited to welcome the employees and customers of Marblehead Bank to the State Bank family,” said SB Financial Chairman, President and CEO, Mark Klein. “Both banks share a rich past, a strong brand and are deeply committed to their employees, their customers, and the communities they serve. As a community bank, we also share similar values. This cultural alignment is the foundation each has embraced for well over a century to develop authentic and meaningful relationships with each of our stakeholders. We are excited to include the Marblehead Bank staff, clients and community in our journey to build one of America’s great community banks.”

Deborah Stephens, Marblehead Bank Interim President added, “This transaction is beneficial to the shareholders, customers, and communities served by Marblehead Bank. We have great admiration and respect for the State Bank team, and we believe this merger is a great outcome for our shareholders and positions our employees and customers for continued success. We are proud of what we have built here at Marblehead Bank and are confident that our customers will continue to receive the community banking experience they have come to know in banking with us, while enjoying access to additional products and services that a larger community bank like State Bank can offer. Both organizations are highly respected in their local markets, and we have confidence everyone involved will continue to be in great hands.”

Pending regulatory and Marblehead Bancorp shareholder approvals, SB Financial intends to complete the transaction in the fourth quarter of 2024. After completion of the merger, based on financial data as of June 30, 2024, the combined company would have total assets of approximately $1.4 billion, total net loans of approximately $1.1 billion and total deposits of approximately $1.2 billion. For over 120 years State Bank has been committed to the success of the communities in which it operates. That commitment will extend to the existing Marblehead Bank offices and surrounding communities that Marblehead Bank has served since 1907.

Vorys, Sater, Seymour and Pease LLP is serving as legal counsel to SB Financial. Janney Montgomery Scott is serving as financial advisor to Marblehead Bancorp and provided a fairness opinion to its Board of Directors. Shumaker, Loop & Kendrick, LLP is serving as Marblehead Bancorp’s legal counsel.

About SB Financial Group, Inc.

Headquartered in Defiance, Ohio, SB Financial Group is a diversified financial services holding company for The State Bank and Trust Company (State Bank) and SBFG Title, LLC dba Peak Title (Peak Title). State Bank provides a full range of financial services for consumers and small businesses, including wealth management, private client services, mortgage banking and commercial and agricultural lending, operating through a total of 23 offices: 22 in nine Ohio counties and one in Fort Wayne, Indiana, and 23 ATMs. State Bank has six loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. Peak Title provides title insurance and title opinions throughout the Tri-State region. SB Financial Group’s common stock is listed on the NASDAQ Capital Market with the ticker symbol “SBFG”.

About Marblehead Bancorp

Headquartered in Marblehead, Ohio, Marblehead Bancorp is the holding company for The Marblehead Bank. Established in March 1907, The Marblehead Bank was founded to provide local banking services to the residents of the Village of Marblehead, Danbury Township, and nearby communities located on the central shores and islands of Lake Erie. It remains the only brick and mortar bank on the Marblehead Peninsula, operating two full-service bank branch offices and one limited-service office. As a full-service community bank, the company provides ease of use and excellent service in the Marblehead Peninsula area and beyond. Learn more about The Marblehead Bank at www.marbleheadbank.com.

Forward-Looking Statements

Certain statements within this press release, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted by the forward-looking statements. As a result, readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the shareholders of Marblehead Bancorp to approve the merger agreement; (2) failure to obtain governmental approvals for the merger; (3) failure of the parties to satisfy the other closing conditions in the merger agreement in a timely manner or at all; (4) disruptions to the parties’ businesses as a result of the announcement and pendency of the merger; (5) costs or difficulties related to the integration of the business following the proposed merger; (6) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize; (7) changes in general business, industry or economic conditions or competition; (8) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (9) adverse changes or conditions in the capital and financial markets; (10) changes in interest rates or credit availability; (11) changes in the quality or composition of loan and investment portfolios; (12) adequacy of loan loss reserves and changes in loan default and charge-off rates; (13) increased competition and its effect on pricing, spending, third-party relationships and revenues; (14) loss of certain key officers; (15) continued relationships with major customers; (16) deposit attrition, necessitating increased borrowings to fund loans and investments; (17) rapidly changing technology; (18) unanticipated regulatory or judicial proceedings and liabilities and other costs; (19) changes in the cost of funds, demand for loan products or demand for financial services; and (20) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and SB Financial and Marblehead Bancorp undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

Additional Information About the Transaction

In connection with the proposed transaction, Marblehead Bancorp will distribute a proxy statement to its shareholders in connection with a special meeting of shareholders to be called and held for the purposes of voting on approval of the transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED TRANSACTION, MARBLEHEAD BANCORP’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARBLEHEAD BANCORP AND THE PROPOSED TRANSACTION.

Copies of the proxy statement will be mailed to all shareholders prior to the special meeting. Shareholders and investors may obtain additional free copies of the proxy statement when it becomes available by directing a request by telephone, (419) 798-4471 or mail to Marblehead Bancorp, 709 West Main Street, Marblehead, Ohio 43440.

Marblehead Bancorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Marblehead Bancorp in connection with the special meeting of shareholders. Information about the directors and executive officers of Marblehead Bancorp will appear in its proxy statement. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of shareholders when it becomes available.

Contacts:

Mark A. Klein,

Chairman, President and Chief Executive Officer

SB Financial Group, Inc.

Mark.Klein@YourStateBank.com or (419) 783-8920

Deborah K Stephens

Interim President

The Marblehead Bank

Deborah.Stephens@MarbleheadBank.com or (419) 798-4471

3